EXHIBIT 5.1


                                                     GREENBERG TRAURIG, LLP
                                                     MetLife Building
                                                     200 Park Avenue, 15th Floor
                                                     New York, New York 10166




                                           December 26, 2006

Protocall Technologies Incorporated
47 Mall Drive
Commack, New York 11725-5717

            Re:      Registration Statement on Form S-8
                     of Protocall Technologies Incorporated

Ladies and Gentlemen:

         We have acted as counsel to Protocall Technologies Incorporated, a Nevada corporation (the "Company"), in connection with the filing by the Company of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), covering the offering of up to 21,075,651 shares (the "Shares") of the Company's common stock, $0.001 par value, pursuant to the Company's 2000 Stock Incentive Plan and 2004 Stock Option Plan (each a "Plan" and collectively, the "Plans").

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act.

         In connection with this opinion, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of
(i) the Registration Statement and related prospectus, (ii) the Plans, (iii) the Amended and Restated Articles of Incorporation of the Company, as currently in effect, (iv) the Bylaws of the Company, as currently in effect, (v) a specimen certificate representing the Common Stock and (vi) certain resolutions of the Board of Directors of the Company relating to the Plans and the filing of the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

         Assuming that the Company maintains an adequate number of authorized but unissued shares of Stock available for issuance under the Plans, and assuming that the consideration for the Shares issued pursuant to the Plans is actually received by the Company in accordance with the Plans and Chapter 78 of the Nevada Revised


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Statutes ("Nevada Code"), including the statutory provisions of the Nevada Code, we are of the opinion that the shares of Common Stock issued pursuant to the Plans will be duly and validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                                 Very truly yours,

                                                 /s/ Greenberg Traurig, LLP

                                                 GREENBERG TRAURIG, LLP